UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

UNIFIRST CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UNIFIRST CORPORATION

68 Jonspin Road

Wilmington, Massachusetts 01887

Supplement, DATED NOVEMBER 28, 2025, to

PROXY STATEMENT

FOR 2026 ANNUAL MEETING OF SHAREHOLDERS

of

UNIFIRST CORPORATION

to be held on December 15, 2025

at 10:00 a.m. Eastern Time

virtually and exclusively online at https://www.cesonlineservices.com/unf25_vm

UniFirst Corporation (the “Company”, “UniFirst”, “we”, “our” or “us”) previously filed its definitive proxy statement dated November 24, 2025 (the “Proxy Statement”) in connection with its 2026 Annual Meeting of Shareholders to be held on December 15, 2025 at 10:00 a.m., Eastern Time, (the “Annual Meeting”), which will be conducted virtually and exclusively online at https://www.cesonlineservices.com/unf25_vm. Capitalized terms not defined herein have the terms set forth in the Proxy Statement. Below we provide supplemental information regarding how UniFirst shareholders as of the Record Date of November 14, 2025 may attend the Annual Meeting that is being held virtually and exclusively online.

To attend and participate in the Annual Meeting, including voting shares at and submitting questions during such meeting, shareholders as of the Record Date must pre-register by 10:00 a.m., Eastern Time, on December 14, 2025 at https://www.cesonlineservices.com/unf25_vm using the control number found on your proxy card, or voting instruction form. In the event that you do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number and gain access to the meeting. Once pre-registered, shareholders as of the Record Date will be able to attend the virtual Annual Meeting by visiting the link noted above, where you will be able to listen to the meeting live, submit questions, and vote.

Please have your proxy card, voting instruction form, or other notice containing your control number available and follow the instructions to complete your registration. If you are a beneficial holder, and you wish to vote during the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee in advance. Upon completing registration, shareholders will receive a confirmation email in advance of the meeting with a link and instructions for accessing the Annual Meeting.

We encourage you to access the Annual Meeting before the start time of 10:00 a.m., Eastern Time, on December 15, 2025. Please allow ample time for online check-in, which will begin at 9:30 a.m., Eastern Time. We will have a support team ready to assist attendees with any technical difficulties they may have accessing or hearing the audio webcast of the meeting.

YOUR VOTE IS VERY IMPORTANT

UniFirst’s Board of Directors unanimously recommends a vote “FOR” each of UniFirst’s Director nominees (Steven S. Sintros and Joseph M. Nowicki) on the WHITE proxy card and in accordance with the recommendation of UniFirst’s Board of Directors on all other proposals.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR VOTING INSTRUCTIONS VIA THE INTERNET AS SOON AS POSSIBLE. YOU CAN ALSO SIGN, DATE AND MAIL YOUR WHITE PROXY CARD OR WHITE VOTING INSTRUCTION FORM.

If you have questions or need assistance voting your shares, please contact:

7 Penn Plaza
New York, New York 10001

Toll-Free: 1-800-322-2885

Or

Email: proxy@MacKenziePartners.com